UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5951150
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

295 Madison Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.375% Senior Notes due 2019	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-183032 and 333-184293

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the 7.375% Senior Notes due 2019 contained in the section entitled “Description of the Notes” in the Prospectus, dated October 4, 2012, that was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 5, 2012, is incorporated by reference herein.

Item 2.  Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1	Form of Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(3) to the Registrant’s Registration Statement on Form N-2 (File No. 333-183032), filed on October 3, 2012).

4.2

Form of First Supplemental Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(5) to the Registrant’s Registration Statement on Form N-2 (File No. 333-183032), filed on October 3, 2012).

4.3	Form of 7.375% Senior Note due 2019 (Incorporated by reference to Exhibit (d)(6) to the Registrant’s Registration Statement on Form N-2 (File No. 333-183032), filed on October 3, 2012).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 12, 2012	KCAP Financial, Inc.

	By:	/s/ Edward U. Gilpin_____________
Edward U. Gilpin
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Form of Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(3) to the Registrant’s Registration Statement on Form N-2 (File No. 333-183032), filed on October 3, 2012).

4.2

Form of First Supplemental Indenture between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(5) to the Registrant’s Registration Statement on Form N-2 (File No. 333-183032), filed on October 3, 2012).

4.3	Form of 7.375% Senior Note due 2019 (Incorporated by reference to Exhibit (d)(6) to the Registrant’s Registration Statement on Form N-2 (File No. 333-183032), filed on October 3, 2012).